EXHIBIT 10.3
------------



                       WAIKELE GOLF COURSE, LLC
                 900 North Michigan Avenue, Suite 1400
                        Chicago, Illinois 60611



                           October 29, 2008





Waikele Country Club Inc.
c/o John B. Shimizu, Esq.
Van Buren Campbell & Shimizu
Topa Financial Center, Fort Street Tower
745 Fort Street, Suite 1950
Honolulu, Hawaii 96813

     Re: Waikele Golf Course, LLC - Waikele Country Club Inc. Property Purchase Agreement Dated as of April 8, 2008, as Amended, Assigned and Affected by the Conversion Described Below
           -------------------------------------------------------

Gentlemen:

     Reference is made to that certain Property Purchase Agreement dated as of April 8, 2008, executed by Waikele Golf Course, LLC, as Seller, and Dong Yang Enterprise Inc., as Purchaser, as amended by that certain letter agreement dated June 4, 2008, the interest of Purchaser under the Property Purchase Agreement, as amended, having been assigned to Waikele Country Club LLC by that certain Assignment and Assumption Agreement and Consent dated June 5, 2008. Pursuant to Articles of Conversion dated July 10, 2008, filed in the Department of Commerce and Consumer Affairs of the State of Hawaii on July 14, 2008, Waikele Country Club LLC was converted to a Hawaii corporation, the name of the resulting corporation being Waikele Country Club Inc. By Consent and Confirmation of Obligations Under Property Purchase Agreement dated July 14, 2008, Waikele Golf Course, LLC consented to the conversion as described above. The Property Purchase Agreement was further amended by that certain letter agreement dated
August 7, 2008, by that certain letter agreement dated September 8, 2008 and by that certain letter agreement dated October 7, 2008. The Property Purchase Agreement, as amended, assigned and affected by the conversion as described above, is hereinafter referred to as the "Agreement". This is to confirm that the Agreement shall be further amended, as of October 29, 2008, in the manner described below.

     1. In Section 2 of the Agreement, the first sentence of Section 2 shall be deleted and replaced by the following sentence:

           "The purchase price ("Purchase Price") to be paid by Purchaser for the property shall be TWENTY-THREE MILLION TWO HUNDRED EIGHTY-


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Waikele Country Club Inc.
October 29, 2008
Page 2




     NINE THOUSAND SIX HUNDRED AND NO/100 U.S. DOLLARS (U.S.
     $23,289,600.00)."

     2. In Section 2 of the Agreement, subsections (a), (b) and (c) shall be deleted and replaced by the following subsections:

           "(a) DEPOSIT. Within five (5) days following the Effective Date, Purchaser deposited into Escrow the sum of FIVE HUNDRED THOUSAND AND NO/100 U.S. DOLLARS (U.S. $500,000.00) (the "Initial Deposit"), to be held and disbursed by Escrow Agent in accordance with this Agreement. Within two (2) business days following the deposit of the Initial Deposit, a portion of the Initial Deposit in the amount of ONE HUNDRED THOUSAND AND NO/100 U.S. DOLLARS (U.S. $100,000.00) was disbursed by the Escrow Agent to Seller, which portion of the Initial Deposit became the property of Seller, provided that at Closing, such disbursement in the amount of $100,000.00 shall be credited against the Purchase Price.

           (b) ADDITIONAL DEPOSITS. When Purchaser elected to proceed with the purchase of the Property in accordance with Section 10(g) of this Agreement, in addition to the Initial Deposit ($100,000.00 of which was disbursed to Seller in accordance with Section 1(a) above), Purchaser deposited into Escrow the sum of FIVE HUNDRED THOUSAND AND NO/100 U.S. DOLLARS (U.S. $500,000.00) (the "First Additional Deposit"), to be held and disbursed by Escrow Agent in accordance with this Agreement. On or about June 9, 2008, Purchaser deposited into Escrow the additional sum of SIX HUNDRED THOUSAND AND NO/100 U.S. DOLLARS (U.S. $600,000.00) (the "Second Additional Deposit"), to be held and disbursed by Escrow Agent in accordance with this Agreement. On or about June 9, 2008, the balance of the Initial Deposit ($400,000.00) and the First Additional Deposit ($500,000.00) were disbursed by Escrow Agent to Seller, which disbursement in the amount of $900,000.00 became the property of Seller, provided that at Closing, such disbursement in the amount of $900,000.00 shall be credited against the Purchase Price. On or about July 9, 2008, Purchaser deposited into Escrow the additional sum of SIX HUNDRED THOUSAND AND NO/100 U.S. DOLLARS (U.S. $600,000.00) (the "Third Additional Deposit"), to be held and disbursed by Escrow Agent in accordance with this Agreement.

           On or about August 8, 2008, the Second Additional Deposit and the Third Additional Deposit were disbursed by Escrow Agent to Seller, which disbursement in the amount of $1,200,000.00 became the property of Seller, provided that at Closing, such disbursement in the amount of $1,200,000.00 shall be credited against the Purchase Price. On or about August 19, 2008, Purchaser deposited into Escrow the additional sum of SIX HUNDRED THOUSAND AND NO/100 U.S. DOLLARS





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Waikele Country Club Inc.
October 29, 2008
Page 3




     (U.S. $600,000.00) (the "Fourth Additional Deposit"), to be held and disbursed by Escrow Agent in accordance with this Agreement. On or about August 19, 2008, the Fourth Additional Deposit was disbursed by Escrow Agent to Seller, which disbursement in the amount of $600,000.00 became the property of Seller, provided that at Closing, such disbursement in the amount of $600,000.00 shall be credited against the Purchase Price. On or about September 8, 2008, Purchaser deposited into Escrow the additional sum of FIVE HUNDRED FIFTY THOUSAND AND NO/100 U.S. DOLLARS (U.S $550,000.00) (the "Fifth Additional Deposit"), to be held and disbursed by Escrow Agent in accordance with this Agreement. On or about September 8, 2008, the Fifth Additional Deposit was disbursed by Escrow Agent to Seller, which disbursement in the amount of $550,000.00 became the property of Seller, provided that at Closing, such disbursement in the amount of $550,000.00 shall be credited against the Purchase Price. On or about September 10, 2008, Purchaser deposited into Escrow the additional sum of ONE HUNDRED THOUSAND AND NO/100 U.S. DOLLARS (U.S. $100,000.00) (the "Sixth Additional Deposit") to be held and disbursed by Escrow Agent in accordance with this Agreement. On or about September 10, 2008, the Sixth Additional Deposit was disbursed by Escrow Agent to Seller, which disbursement in the amount of $100,000.00 became the property of Seller, provided that at Closing such disbursement in the amount of $100,000.00 shall be credited against the Purchase Price. On or about September 19, 2008, Purchaser deposited into Escrow the additional sum of THREE HUNDRED THOUSAND AND NO/100 U.S. DOLLARS (U.S. $300,000.00) (the "Seventh Additional Deposit") to be held and disbursed by Escrow Agent in accordance with this Agreement. On or about September 19, 2008, the Seventh Additional Deposit was disbursed by Escrow Agent to Seller, which disbursement in the amount of $300,000.00 became the property of Seller, provided that at Closing, such disbursement in the amount of $300,000.00 shall be credit against the Purchase Price.

           Upon payment of the Fourth Additional Deposit, as required under this Section 2(b), the Closing Date was extended to September 8, 2008. Upon payment of the Fifth Additional Deposit, the Sixth Additional Deposit and the Seventh Additional Deposit, as required under this Section 2(b), the Closing Date was extended to October 7, 2008. In consideration of the increase in the Purchase Price from $23,250,000.00 to $23,289,600.00, the Closing Date was extended to October 29, 2008. Upon the additional sum of TWO HUNDRED THOUSAND AND NO/100 U.S. DOLLARS (U.S. $200,000.00) (the "Eighth Additional Deposit") being deposited by Purchaser into Escrow on or before October 29, 2008, which Eighth Additional Deposit shall be held and disbursed by Escrow Agent in accordance with this Agreement, the Closing Date is being further extended to November 12, 2008. Promptly upon receiving the Eighth Additional Deposit, Escrow Agent


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Waikele Country Club Inc.
October 29, 2008
Page 4




     shall disburse the Eighth Additional Deposit to Seller, which disbursement in the amount of $200,000.00 shall become the property of Seller (with no further instructions or approval from Purchaser required), provided that at Closing, such disbursement in the amount of $200,000.00 shall be credited against the Purchase Price.

           Neither the Initial Deposit, the First Additional Deposit, the Second Additional Deposit, the Third Additional Deposit, the Fourth Additional Deposit, the Fifth Additional Deposit, the Sixth Additional Deposit, the Seventh Additional Deposit nor the Eighth Additional Deposit (collectively, the "Deposit"), shall be refundable to Purchaser, Purchaser acknowledging that such Initial Deposit, First Additional Deposit, Second Additional Deposit, Third Additional Deposit, Fourth Additional Deposit, Fifth Additional Deposit, Sixth Additional Deposit, Seventh Additional Deposit and Eighth Additional Deposit, in the total amount of $3,950,000.00, are the property of Seller and are being paid by Purchaser through Escrow to Seller in consideration of Seller agreeing to extend the Closing Date (collectively, the "Extension Fees"). At Closing, the Extension Fees shall be credited against the Purchase Price.

           (c)   FORM OF CONSIDERATION AT CLOSING.  Purchaser shall:

                 (i) On or before 11:59 a.m. (HST) one (1) business day prior to the Closing Date (as defined below), Purchaser shall deposit into Escrow the sum of SIX MILLION EIGHTY-NINE THOUSAND SIX HUNDRED AND N0/100 U.S. DOLLARS (U.S. $6,089,600.00) (the "Final Deposit"), together with Purchaser's share of the closing costs, Escrow Agent's fees, applicable prorated items and such other amounts to be paid by Purchaser at Closing pursuant to this Agreement. The Final Deposit shall be disbursed to Seller at Closing as a portion of the Purchase Price.

           (ii) On or before two (2) business days prior to the Closing Date, Purchaser shall deposit into Escrow a Promissory Note executed by Purchaser in favor of Seller in the principal sum of THIRTEEN MILLION TWO HUNDRED FIFTY THOUSAND AND NO/100 U.S. DOLLARS (U.S. $13,250,000.00) (the "Promissory Note"), which amount is intended to reflect the Purchase Price, less the Final Deposit and less a credit provided by Seller at Closing in an amount equal to the Extension Fees previously paid by Purchaser to Seller under this Agreement. The Promissory Note shall be due and payable in full on or before May 12, 2009 (the "Maturity Date"). The Promissory Note shall provide for interest to be charged at the rate of seven percent (7%) per annum with monthly payments of interest only to be made on the twelfth (12th) day of each month prior to the Maturity Date commencing on December 12, 2008. With each payment of interest,







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Waikele Country Club Inc.
October 29, 2008
Page 5




     Purchaser shall also pay to Seller the amount of the Hawaii General Excise Tax and the City and County of Honolulu surcharge imposed on Seller by reason of the interest payment, which excise tax and surcharge shall be payable at the rate of 4.712% (or any increase in such rate that may occur). The Promissory Note shall be in the form attached hereto as EXHIBIT "A". The Promissory Note shall be secured by a first lien, Mortgage, Assignment of Leases and Rents, Security Agreement, Financing Statement and Fixture Filing, executed by Purchaser in favor of Seller, encumbering the Property, subject only to the title exceptions specified in Exhibit "A" attached thereto (the "Mortgage"). The Mortgage shall provide that Purchaser shall not sell, transfer, further mortgage, further pledge or encumber the Property, or transfer any direct or indirect interest in Purchaser, in any way without the prior written consent of Seller, which consent may be withheld in Seller's sole and absolute discretion, all as more specifically set forth in the Mortgage. The Mortgage shall be in the form attached hereto as EXHIBIT "B". Seller's security interest in the personal property constituting the Property shall be perfected by the recording of a UCC Financing Statement (the "UCC Financing Statement"), which UCC Financing Statement shall be recorded in the State of Hawaii. The UCC Financing Statement shall be in the form attached hereto as EXHIBIT "C". Seller's obligations under the Promissory Note and the Mortgage shall be guaranteed under the terms of a Guaranty, executed by Dong Yang Enterprise Inc., a Hawaii corporation, and Ms. Sam Soon Sun (collectively, "Guarantors"), the principal of Purchaser and of Dong Yang Enterprise Inc., in favor of Seller (the "Guaranty"). The Guaranty shall be in the form attached hereto as EXHIBIT "D". At Closing, the Promissory Note, together with the Guaranty, shall be delivered to Seller, as a portion of the Purchase Price, the Mortgage shall be duly filed in the Office of the Assistant Registrar of the Land Court of the State of Hawaii and recorded in the Bureau of Conveyances of the State of Hawaii and the UCC Financing Statement shall be recorded in the Bureau of Conveyances of the State of Hawaii."

     3. In Section 5 of the Agreement, subsections (a), (b) and (c) shall be deleted and replaced by the following subsections:

           "(a)  CLOSING DATE.   As used in this Agreement, the term
     "Closing Date" means the date the Deed, the Mortgage and the UCC Financing Statement are recorded in the Office of the Assistant Registrar of the Land Court of the State of Hawaii and in the Bureau of Conveyances of the State of Hawaii, and the term "Closing" shall refer to the recordation of the Deed, the Mortgage and the UCC Financing Statement, the delivery of the Conveyance Documents, the delivery of the Promissory Note and the Guaranty to Seller and the disbursal of the Final Deposit and any other funds by Escrow Agent to Seller as provided in this Agreement.



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Waikele Country Club Inc.
October 29, 2008
Page 6




           (b) CLOSING DOCUMENTATION. On or before two (2) business days prior to the Closing Date, Seller and/or Purchaser, as appropriate, shall execute and deliver to Escrow Agent the Conveyance Documents, the Promissory Note, the Mortgage, the UCC Financing Statement, the Guaranty and such additional documents and items as may be required to consummate the transaction pursuant to this Agreement.

           (c) DISBURSAL OF FINAL DEPOSIT AT CLOSING. At Closing, Escrow Agent shall disburse to Seller the Final Deposit (less Seller's share of the closing costs, Escrow Agent's fees and applicable prorated items), shall record the Deed, the Mortgage and the UCC Financing Statement, shall appropriately deliver the other executed Conveyance Documents and shall deliver to Seller the executed Promissory Note and the executed Guaranty."


     4. In Section 30 of the Agreement, the first and second paragraphs of Section 30 shall be deleted and replaced by the following paragraphs:

                 "30. BROKERAGE. Seller has agreed to pay a brokerage commission to Lexon, Inc. - Mr. Alexander K. H. Yoo, which is Purchaser's real estate broker in this transaction ("Purchaser's Broker"). The brokerage commission to be paid by Seller to Purchaser's Broker shall be payable and paid as follows: (i) upon the Closing, the amount of $400,000.00 shall be payable and paid to Purchaser's Broker; and (ii) after the Closing upon payment by Purchaser and/or Guarantors of the Promissory Note in full, the amount of $520,000.00, provided that (a) if any principal under the Promissory Note is prepaid to Seller, Seller agrees to promptly prepay a portion of the commission at the rate of 4% of the amount of principal that was prepaid, (b) if Seller and Purchaser agree in writing to extend the Maturity Date of the Promissory Note (it being acknowledged by the undersigned that Seller is under no obligation or in any way committed to extend the Maturity Date), it is agreed that on the original Maturity Date, Purchaser shall pay to Purchaser's Broker an amount equal to 4% of the principal balance of the Note as of the original Maturity Date in full satisfaction of Seller's and Purchaser's obligations to pay Purchaser's Broker any additional amount as a commission in this transaction, and if such payment by Purchaser to Purchaser's Broker is made, Seller agrees that upon payment by Purchaser and/or Guarantors of the Promissory Note in full, the amount paid by Purchaser to Purchaser's Broker shall be credited against the principal balance due Seller, which credit shall be given as of the date that the Promissory Note is paid in full, and
     (c) in no event shall any unpaid portion of the commission be payable or paid nor shall the credit against the principal balance due Seller as described in clause (b) above be given if payment of the Promissory Note is made, in whole or in part, by way of a foreclosure action and/or a deed in lieu of foreclosure.


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Waikele Country Club Inc.
October 29, 2008
Page 7




                 Seller hereby instructs Escrow Agent to pay the portion of the commission, set forth in clause (i) of the first paragraph of this Section 30, in the amount of $400,000.00 to Purchaser's Broker at Closing from the Purchase Price to be otherwise disbursed to Seller at Closing in accordance with this Agreement. In no event shall any portion of the commission be payable or paid to Purchaser's Broker unless and until the conditions specified above have been satisfied whether the occurrence of such conditions is prevented or does not occur by reason of Seller's default, Purchaser's default or otherwise.

                 Seller has also agreed to pay a brokerage commission to Dornbush & Co, Ltd., which is Seller's real estate broker in this transaction ("Seller's Broker"). The brokerage commission to be paid to Seller's broker is to be paid by Seller pursuant to the terms of a separate agreement, which provides (i) upon the Closing, the amount of $200,000.00 shall be payable and paid to Seller's Broker; and (ii) after the Closing upon payment by Purchaser and/or Guarantors of the Promissory Note in full, the amount of $260,000.00, provided that (a) if any principal under the Promissory Note is prepaid to Seller, Seller agrees to promptly prepay a portion of the commission at the rate of 2% of the amount of principal that was prepaid, and (b) in no event shall any unpaid portion of the commission be payable or paid to Seller's Broker if payment of the Promissory Note is made, in whole or in part, by way of a foreclosure action and/or a deed in lieu of foreclosure.

                 Seller hereby instructs Escrow Agent to pay the portion of the commission, set forth in clause (i) of the third paragraph of this Section 30, in the amount of $200,000.00 to Seller's Broker at Closing from the Purchase Price to be otherwise disbursed to Seller at Closing in accordance with this Agreement. In no event shall any portion of the commission be payable or paid to Seller's Broker unless and until the conditions specified above have been satisfied whether the occurrence of such conditions is prevented or does not occur by reason of Seller's default, Purchaser's default or otherwise.

                 To facilitate the payment of any commission to be paid to Purchaser's Broker and/or to Seller's Broker after Closing, Seller and Buyer agree that all principal payments to be made under the Promissory Note, including, without limitation, any prepayment of principal under the Promissory Note, shall be made by Purchaser to Title Guaranty Escrow Services, Inc., 235 Queen Street, Honolulu, Hawaii 96813, Attention: Ms. Ann Kurihara (the "Payment Escrow"). Upon receipt of any such principal payment, the Payment Escrow shall promptly (i) disburse any commission due Purchaser's Broker to Purchaser's Broker, (ii) disburse any commission due Seller's Broker to Seller's Broker, and (iii) disburse the balance of such principal payment to Seller. It is further agreed that upon the payment of the


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Waikele Country Club Inc.
October 29, 2008
Page 8




     Promissory Note and all sums due under the Mortgage in full, the recording of the release of Mortgage and the release of the UCC Financing Statement shall be effected through the Payment Escrow. The cost of setting up and maintaining the Payment Escrow and all related charges shall be paid by Purchaser.

                 The terms and conditions of this Section 30 shall survive the Closing."

     5. In all other respects, the terms and conditions of the Agreement shall remain unchanged and in full force and effect.

     By signing below, Dong Yang Enterprise Inc. ("Dong Yang") hereby acknowledges that Dong Yang is not being released from its obligations under the Agreement, as amended by the terms of this letter agreement, all rights of Waikele Golf Course, LLC against Dong Yang being hereby expressly reserved.

     By signing below, Lexon, Inc., Mr. Alexander K. H. Yoo, Dornbush & Co., Ltd. and William Dornbush are agreeing to the terms of Section 30 as set forth above.

     If this is acceptable to you, please sign a copy of this letter, which may be signed in counterparts, and return it to our counsel, Bob Schneider.

                                  Very truly yours,

                                  WAIKELE GOLF COURSE, LLC


                                  By   /s/ Janis G. Yee
                                       ------------------------------
                                       Janis G. Yee
                                       Vice President



Accepted and agreed as of October 29, 2008.

WAIKELE COUNTRY CLUB INC.


By:  /s/ Ji Yong Park
     ------------------------------
     Name:  Ji Yong Park
     Title: President




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Waikele Country Club Inc.
October 29, 2008
Page 9




Acknowledged as of October 29, 2008.

DONG YANG ENTERPRISE INC.



By:  /s/ Ji Yong Park
     ------------------------------
     Name:  Ji Yong Park
     Title: Its Vice President




Acknowledged, accepted and agreed as of
October 29, 2008.

LEXON, INC.



By:  /s/ Alexander Yoo
     ------------------------------
     Name:   Alexander Yoo
           -------------------------
     Title: President
           -------------------------


/s/ Alexander K. H. Yoo
------------------------------
Alexander K. H. Yoo




Acknowledged, accepted and agreed as of
October 29, 2008.

DORNBUSH & CO., LTD.



By:  /s/ William J. Dornbush
     ------------------------------
     Name:  William J. Dornbush
           -------------------------
     Title: President
           -------------------------



/s/ William Dornbush
------------------------------
William Dornbush

                            PROMISSORY NOTE


                                                   Honolulu, Hawaii
$13,250,000.00                                     November 12, 2008


     FOR VALUE RECEIVED, WAIKELE COUNTRY CLUB INC., a Hawaii corporation (the "Maker"), promises to pay to the order of WAIKELE GOLF COURSE, LLC, a Delaware limited liability company, whose address is 900 North Michigan Avenue, Suite 1400, Chicago, Illinois 60611, or at such other place as the holder of this Note (the "Holder") may from time to time designate, the principal sum of THIRTEEN MILLION TWO HUNDRED FIFTY THOUSAND AND NO/100 U.S. DOLLARS (U.S. $13,250,000.00), together with interest on the principal sum from the date hereof at the interest rates specified below on the principal balance remaining unpaid.

     INTEREST. Interest on the principal balance of this Note shall accrue at the rate of seven percent (7%) per annum. Interest shall be computed on the basis of the actual number of days elapsed from the date of advance by Holder through the date of payment.

     PAYMENTS; MATURITY DATE.

           (a) Monthly payments of interest on the outstanding principal balance of this Note shall be payable commencing on the 12th day of December, 2008, and continuing on the same day of every month thereafter until the Maturity Date (as defined below).

           (b) All unpaid principal and accrued interest shall be due and payable in full, unless sooner paid, on May 12, 2009 (the "Maturity Date").

           (c) With each payment of interest that is made by the Maker to the Holder under the terms of this Note, the Maker shall also pay to the Holder the amount of the Hawaii General Excise Tax and the City and County of Honolulu surcharge imposed on and paid by the Holder by reason of the payment of the interest, which general excise tax and surcharge shall be payable at the rate of 4.712% (which rate shall be adjusted if the rate imposed by the State of Hawaii and/or the City and County of Honolulu is increased or decreased in the future). The Maker acknowledges and agrees that the amount of each excise tax payment, (and any other similar tax imposed by any governmental entity), when added to the interest payment, shall yield to the Holder, after deduction of such tax, a net amount equal to that which the Holder would have realized from such payment of interest had no such tax been imposed.

           (d) The Maker may prepay all or any portion of the principal amount of this Note at any time, without premium or penalty.

           (e) Except in the case of an election to the contrary by the Holder and to the extent permitted by law, all payments will be applied first to unpaid charges under this Note and that certain Mortgage, Assignment of Leases and Rents, Security Agreement, Financing Statement and Fixture Filing, executed by the Maker in favor of the Holder (the "Mortgage"), which Mortgage secures this Note, then fees, then interest and then principal. Absent manifest error, the records of the Holder shall be determinative of all amounts owed under this Note and the Mortgage.

           (f) Principal, interest and all other amounts to be paid under this Note shall be payable in lawful money of the United States of America in immediately available funds.

     DEFAULT. If the Maker shall default in the payment of interest, principal, fees or charges when due under this Note; or if any of the other Events of Default (as defined in the Mortgage) shall occur; then, and in any such event, the Holder shall have the option to declare the unpaid principal sum of this Note, together with all interest accrued thereon, and all fees, charges and other sums payable under the Note and the Mortgage to be immediately due and payable. Thereupon, the unpaid principal balance, all accrued but unpaid interest and all fees, charges and other sums shall become and be due and payable without presentment, demand, protest or notice of any kind, all of which are expressly waived. Upon (i) any of the Events of Default (as defined in the Mortgage) that is continuing, (ii) the Maturity Date, and/or (iii) maturity by acceleration, the unpaid principal balance and all such fees, charges and other sums shall thereafter bear interest until fully paid at a rate equal to twelve percent (12%) per annum. Failure to exercise this option shall not constitute a waiver of the right to exercise the option in the event of the same or any subsequent default.

     U.S. MONEY. Principal and interest shall be payable in lawful money of the United States of America in immediately available funds.

     ATTORNEYS' FEES. The Maker promises to pay the Holder's attorneys' fees and such other expenses incurred in enforcing the payment of this Note or any portion of the indebtedness evidenced hereby and/or enforcing any term or provision of the Mortgage, whether or not suit is brought hereon.

     WAIVER. Except as otherwise provided herein, the Maker of this Note and all others who may become liable for any part of this obligation severally waive presentment, protest, demand and notice of protest, demand, dishonor and nonpayment of this Note and consent to any number of renewals or extensions of the time of payment hereof and to any release of parties obligated hereunder or forbearance in the enforcement of this Note.

     NO ORAL WAIVER, MODIFICATION OR CANCELLATION. No provision in this Note may be waived, modified or canceled orally, but only by an agreement in writing and signed by the party against whom enforcement of any waiver, modification, discharge or cancellation is sought.

     GOVERNING LAW. This Note shall be governed by and construed according to the laws of the State of Hawaii.

















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


     LIMITATIONS ON INTEREST. Notwithstanding any provision to the contrary contained in this Note or the Mortgage, the rate and amount of interest which the Maker shall be required to pay to the Holder shall in no event, contingency or circumstance exceed the maximum rate or amount limitation, if any, imposed by applicable law. If, from any circumstance whatsoever, performance by the Maker of any obligation under the Note or the Mortgage at the time performance shall be due (including, without limiting the generality of the foregoing, the payment of any fee, charge or expense paid or incurred by the Maker which shall be held to be interest), shall involve transcending the limits of validity prescribed by law, if any, then, automatically, such obligation to be performed shall be reduced to the limit of such validity prescribed by applicable law. If, notwithstanding the foregoing limitations, any excess interest shall at the maturity of this Note be determined to have been received, the same shall be deemed to have been held as additional security. The foregoing provisions shall never be superseded or waived and shall control every other provision of all agreements between the Holder and the Maker.

     NOTICES. Any notice required or permitted hereunder shall be in writing and shall be deemed delivered (a) as of the date of delivery, if personally delivered; (b) as of the date of delivery (whether accepted or refused) established by the United States Post Office return receipt or an overnight courier's proof of delivery as the case may be; or (c) upon receipt, as determined by telecopier confirmation by the sending telecopier, if sent by telecopier, to Seller or Purchaser at the addresses or telecopier numbers specified below:

     Holder:                Waikele Golf Course, LLC
                            900 North Michigan Avenue, Suite 1400
                            Chicago, Illinois 60611
                            Attention:  Mr. Stephen A. Lovelette
                            Telecopier No.:  (312) 915-2310

     With a copy to:        Schneider Tanaka Radovich Andrew &
                            Tanaka, LLLC
                            1100 Alakea Street, Suite 2100
                            Honolulu, Hawaii 96813
                            Attention:  Scott D. Radovich, Esq.
                            Telecopier No.:  (808) 792-3920

     Maker:                 Waikele Country Club Inc.
                            1750 Kalakaua Avenue, Suite 3603
                            Honolulu, Hawaii 96826
                            Telecopier No.:  (808) 952-5339

     With a copy to:        Aaron S. H. Yoo, Esq.
                            Attorney-at-Law
                            1440 Kapiolani Boulevard, Suite 1201
                            Honolulu, Hawaii 96814
                            Telecopier No.:  (808) 973-0825




















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


Notices shall be addressed to any other person and addressed and sent by telecopier to any other telecopy number as may be specified from time to time by any party by written notice to the other party.

     TIME IS OF THE ESSENCE. Time is of the essence in the payment and performance of the Maker's obligations under this Note and the Mortgage.

     COMMERCIAL TRANSACTION. The Maker acknowledges that this Note evidences indebtedness incurred by the Maker in a commercial transaction.

     IN WITNESS WHEREOF, the Maker has caused this Note to be duly executed as of the date specified above.



                                  WAIKELE COUNTRY CLUB INC.,
                                  a Hawaii corporation


                                  By
                                       ------------------------------
                                       Name:   Ji Yong Park
                                       Title:  President

                                                        Maker













































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